UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
Chemtura Corporation, et al.,	)	Case No. 09-11233 (REG)
)
Debtors.	)	Jointly Administered
)

MONTHLY OPERATING REPORT FOR THE PERIOD FROM
AUGUST 1, 2010 TO AUGUST 31, 2010

DEBTORS ADDRESS:	199 Benson Road, Middlebury, Connecticut 06749

DEBTORS ATTORNEYS:	Richard M. Cieri, Esq.
M. Natasha Labovitz, Esq.
Craig A. Bruens, Esq.
KIRKLAND & ELLIS LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ Stephen C. Forsyth
Stephen C. Forsyth
Executive Vice President &
Chief Financial Officer

DATE: September 15, 2010

CHEMTURA CORPORATION AND RELATED DEBTORS

INDEX TO CONDENSED COMBINED FINANCIAL STATEMENTS AND SCHEDULES (UNAUDITED)

Page

Condensed Combined Financial Statements (Unaudited):

Condensed Combined Statement of Operations	3
Condensed Combined Balance Sheet	4
Condensed Combined Statement of Cash Flows	5
Notes to Unaudited Condensed Combined Financial Statements
1. Basis of Presentation and Accounting Policies	6
2. Chapter 11 Proceedings	8
3. Debt	13
4. Reorganization Items, Net	17

Schedules:
Schedule 1. Schedule of Disbursements
August 31, 2010	18

Schedule 2. Debtor Questionnaire
August 31, 2010	19

CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)

For the Period
August 1, 2010 to
($ in millions)	August 31, 2010

Net sales	$195

Cost of goods sold	163
Selling, general and administrative	19
Depreciation and amortization	10
Research and development	2
Changes in estimates related to expected allowable claims	7
Impairment of long-lived assets	1
Operating loss	(7)

Interest expense	(11)
Other income, net	2
Reorganization items, net	(7)
Equity in net earnings of subsidiaries	3
Loss before income taxes	(20)
Income tax benefit	13
Net loss	$(7)

See Notes to the Condensed Combined Financial Statements

CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED BALANCE SHEET

(UNAUDITED)

($ in millions)	August 31, 2010

ASSETS

Current assets	$778
Restricted cash	758
Intercompany receivables	487
Investment in subsidiaries	1,803
Property, plant and equipment	440
Goodwill	161
Other assets	394
Total assets	$4,821

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities	$474
Intercompany payables	26
Other long-term liabilities	858
Total liabilities not subject to compromise	1,358
Liabilities subject to compromise	3,551
Total stockholders' deficit	(88)
Total liabilities and stockholders' deficit	$4,821

See Notes to the Condensed Combined Financial Statements

 CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED STATEMENT OF CASH FLOWS

(UNAUDITED)

For the Period
August 1, 2010 to
($ in millions)	August 31, 2010

Increase (decrease) to cash and cash equivalents
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Impairment of long-lived assets	1
Depreciation and amortization	10
Stock-based compensation expense	1
Reorganization items, net	(1)
Changes in estimates related to expected allowable claims	7
Contractual post-petition interest expense	7
Changes in assets and liabilities, net	11
Net cash provided by operating activities	29

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(4)
Net cash used in investing activities	(4)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from Senior Notes	452
Proceeds from Term Loan	292
Restricted cash from exit financing desposited in escrow	(758)
Payments for debt issuance and refinancing costs	(15)
Net cash used in financing activities	(29)

CASH AND CASH EQUIVALENTS
Change in cash and cash equivalents	(4)
Cash and cash equivalents at beginning of period	79
Cash and cash equivalents at end of period	$75

See Notes to the Condensed Combined Financial Statements

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1.	Basis of Presentation and Accounting Policies

BASIS OF PRESENTATION

Chemtura Corporation, together with its consolidated subsidiaries (the “Company” or “Chemtura”) is dedicated to delivering innovative, application-focused specialty chemical and consumer product offerings.  Chemtura Corporation’s principal executive offices are located in Philadelphia, Pennsylvania and Middlebury, Connecticut.  Chemtura operates in a wide variety of end-use markets, including automotive, transportation, construction, packaging, agriculture, lubricants, plastics for durable and non-durable goods, electronics, and pool and spa chemicals.

On March 18, 2009, Chemtura and 26 of its U.S. affiliates (collectively the “U.S. Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (see Note 2).

On August 11, 2010, Chemtura Canada Co/Cie (“Chemtura Canada”) filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code and commenced ancillary recognition proceedings under Part IV of the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice, located in Ontario, Canada (the “Canadian Court” and such proceedings, the “Canadian Case”).  The U.S. Debtors along with Chemtura Canada (collectively the “Debtors”) requested the Bankruptcy Court to enter an order jointly administering Chemtura Canada’s Chapter 11 case with the current Chapter 11 cases under lead case number 09-11233 (REG) and appoint Chemtura Canada as the “foreign representative” for the purposes of the Canadian Case.  Such orders were granted on August 9, 2010.  On August 11, the Canadian Court entered an order recognizing the Chapter 11 cases as  a “foreign proceedings” under the CCAA.

The accompanying combined financial statements of the Debtors have been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court (referred to herein as the “Monthly Operating Report”).

The monthly information presented herein is unaudited and has been prepared from the books and records of Chemtura and the Debtors on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As discussed in Note 2, the Chapter 11 cases and related matters raise substantial doubt about the ability of the Debtors to continue as a going concern. The accompanying Condensed Combined Financial Statements of the Debtors do not reflect any adjustments relating to the recoverability of assets and classification of liabilities that might result from the outcome of these uncertainties.

The Condensed Combined Financial Statements have been prepared in accordance with Accounting Standards Codification (“ASC”) Section 852-10-45, Reorganizations - Other Presentation Matters (“ASC 852-10-45”).  ASC 852-10-45 does not ordinarily affect or change the application of U.S. generally accepted accounting principles (“GAAP”).  However, it does require the Company to distinguish transactions and events that are directly associated with the reorganization in connection with the Chapter 11 cases from the ongoing operations of the business.  The pre-petition liabilities subject to compromise are disclosed separately on the August 31, 2010 Condensed Combined Balance Sheet.  Expenses incurred and settlement impacts due to the Chapter 11 cases are reported separately as reorganization items, net on the Condensed Combined Statement of Operations for the month ended August 31, 2010.  Interest expense related to pre-petition indebtedness has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or is permitted by Bankruptcy Court approval or is expected to be an allowed claim.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

These Condensed Combined Financial Statements are based on the Debtors' combined financial statements as of and for the month ended August 31, 2010.  All significant intercompany balances and transactions between the Debtors have been eliminated in the Condensed Combined Financial Statements.  The Condensed Combined Financial Statements may not contain all necessary adjustments which may be reported in Chemtura’s filings pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Accordingly, the financial information herein is subject to change and any such change could be material.  Chemtura cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, as it was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of any of Chemtura or its subsidiaries, or any other affiliate of Chemtura.  The Monthly Operating Report was not audited or reviewed by independent accountants, is as prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation.  The Monthly Operating Report does not contain all disclosures that would be required for presentation in accordance with U.S. GAAP.

There can be no assurance that, from the perspective of an investor or potential investor in Chemtura’s securities, the Monthly Operating Report is complete.  The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in Chemtura’s reports pursuant to the Exchange Act, and such information might not be indicative of Chemtura’s financial condition or operating results for the period that would be reflected in Chemtura’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

ACCOUNTING POLICIES

Carrying Value of Goodwill and Long-lived Assets

The Company has elected to perform its annual goodwill impairment procedures for all of its reporting units in accordance with ASC Subtopic 350-20, Intangibles – Goodwill and Other - Goodwill as of July 31, or sooner, if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value.  The Company has not yet completed this analysis as of the filing of this MOR.  The results of this analysis will be disclosed in the Company’s quarterly report on Form 10-Q to be filed for the quarter ending September 30, 2010.  Interim tests, if necessary, are performed during the last month of a respective quarter and an impairment, if any, is recorded in the financial statements for that quarter.

The Company’s cash flow projections, used to estimate the fair value of its reporting units, are based on subjective estimates.  Although the Company believes that its projections reflect its best estimates of the future performance of its reporting units, changes in estimated revenues or operating margins could have an impact on the estimated fair values.  Any increases in estimated reporting unit cash flows would have had no impact on the carrying value of that reporting unit.  However, a decrease in future estimated reporting unit cash flows could require the Company to determine whether recognition of a goodwill impairment charge was required.  The assessment is required to be performed in two steps, step one to test for a potential impairment of goodwill and, if potential losses are identified, step two to measure the impairment loss through a full fair valuing of the assets and liabilities of the reporting unit utilizing the acquisition method of accounting.

The Company continually monitors and evaluates business and competitive conditions that affect its operations and reflects the impact of these factors in its financial projections.  If permanent or sustained changes in business, competitive conditions or stock price occur, they can lead to revised projections that could potentially give rise to impairment charges.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

During the last month of a respective quarter, the Company evaluates the recoverability of the carrying value of its long-lived assets, excluding goodwill, whenever events or changes in circumstances indicate that the carrying value may not be recoverable and an impairment, if any, is recorded in the financial statements for that quarter. The Company realizes that events and changes in circumstances can be more frequent in the course of a U.S. bankruptcy process.  Under such circumstances, the Company assesses whether the projected undiscounted cash flows of its businesses are sufficient to recover the existing unamortized carrying value of its long-lived assets. If the undiscounted projected cash flows are not sufficient, the Company calculates the impairment amount by several methodologies, including discounting the projected cash flows using its weighted average cost of capital and valuation estimates from third parties.  The amount of the impairment is written-off against earnings in the period in which the impairment has been determined.

Foreign Currency

The functional currency of the U.S. Debtors is the US dollar.  The functional currency of Chemtura Canada is the Canadian dollar.  Chemtura Canada’s balance sheet amounts are translated at the current rate of exchange as of the balance sheet date, while revenues and expenses are translated at an average rate of exchange for the period presented.  The cumulative foreign currency adjustments resulting from such translation are classified as a component of stockholder’ deficit.

Gains and losses on foreign currency denominated transactions (including transactions with non-Debtor subsidiaries) are recorded in the Condensed Combined Statement of Operations within other income (expense), net unless the transactions are deemed to be of a long-term investment nature in which case they are classified as a component of stockholders’ deficit.

Investments in foreign currency denominated subsidiaries are translated into US dollars at the end of the respective reporting period’s exchange rate with a corresponding adjustment to accumulated other comprehensive income (loss) within stockholders’ deficit in the Condensed Combined Balance Sheet.

2.	Chapter 11 Proceedings

GENERAL BANKRUPTCY MATTERS

The Chapter 11 cases are being jointly administered under the caption "In re Chemtura Corporation, et a1." and the Debtors are operating their U.S. and Canadian businesses as a debtor-in-possession (“DIP”) under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The Debtors own substantially all of the Company’s U.S. assets.  The Debtors consist of Chemtura and the following subsidiaries:

· A&M Cleaning Products LLC	· Crompton Colors Incorporated	· Kem Manufacturing Corporation
· Aqua Clear Industries, LLC	· Crompton Holding Corporation	· Laurel Industries Holdings, Inc.
· ASEPSIS, Inc.	· Crompton Monochem, Inc.	· Monochem, Inc.
· ASCK, Inc.	· GLCC Laurel, LLC	· Naugatuck Treatment Company
· BioLab, Inc.	· Great Lakes Chemical Corporation	· Recreational Water Products, Inc.
· BioLab Company Store, LLC	· Great Lakes Chemical Global, Inc.	· Uniroyal Chemical Company Limited
· Biolab Franchise Company, LLC	· GT Seed Treatment, Inc.	· Weber City Road LLC
· BioLab Textile Additives, LLC	· HomeCare Labs, Inc	· WRL of Indiana, Inc.
· CNK Chemical Realty Corporation	· ISCI, Inc.	· Chemtura Canada Co./Cie

Since the filing, all orders of the Bankruptcy Court sufficient to enable the Debtors to conduct normal business activities have been entered by the Bankruptcy Court.  While the Debtors are subject to Chapter 11, all transactions outside the ordinary course of business will require the prior approval of the Bankruptcy Court.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

As a consequence of the Chapter 11 cases, substantially all pre-petition litigation and claims against the U.S. Debtors have been stayed.  Accordingly, no party may take any action to collect pre-petition claims or to pursue litigation arising as a result of pre-petition acts or omissions except pursuant to an order of the Bankruptcy Court.

On August 21, 2009, the Bankruptcy Court established October 30, 2009 as the deadline for the filing of proofs of claim against the U.S. Debtors (the “Bar Date”).  Under certain limited circumstances, some creditors may be permitted to file proofs of claim after the Bar Date.  Accordingly, it is possible that not all potential proofs of claim were filed as of the filing of this Monthly Operating Report.

The Debtors have received approximately 15,400 proofs of claim covering a broad array of areas.  The Company is in the process of completing its evaluation of the amounts asserted in and the factual and legal basis of the proofs of claim filed against the Debtors.  Based upon the Company’s review and evaluation through July 9, 2010, which review is continuing, a significant number of proofs of claim are duplicative and/or legally or factually without merit.  As to those claims, the Company has filed or intends to file objections with the Bankruptcy Court.  However, there can be no assurance that certain of these claims will not be allowed in full.

Further, while the Debtors believe they have insurance to cover certain asserted claims, there can be no assurance that material uninsured obligations will not be allowed as claims in the Chapter 11 cases.  Because of the substantial number of asserted contested claims, as to which review and analysis is ongoing, there is no assurance as to the ultimate value of claims that will be allowed in these Chapter 11 cases, nor is there any assurance as to the ultimate recoveries for the Debtors’ stakeholders, including the Debtors’ bondholders and the Company’s shareholders.  The differences between amounts recorded by the Debtors and proofs of claim filed by the creditors will continue to be investigated and resolved through the claims reconciliation process.

The Company has recognized certain charges related to expected allowed claims.  As the Company completes the process of evaluating and resolving the proofs of claim, appropriate adjustments to the Company’s Condensed Combined Financial Statements will be made.  Adjustments may also result from actions of the Bankruptcy Court, settlement negotiations, rejection of executory contracts and real property leases, determination as to the value of any collateral securing claims and other events.  Any such adjustments could be material to the Company’s results of operations and financial position in any given period.

The ultimate recovery by the Debtors’ creditors and the Company’s shareholders, if any, will not be determined until confirmation and implementation of a plan of reorganization.  While the Debtors have filed a plan of reorganization, there can be no final assurance of the recoveries provided for in that plan until it is confirmed by order of the Bankruptcy Court and the conditions for its effectiveness have been met.  Because of such uncertainties, the value of the Company’s common stock and unsecured debt remains speculative.  Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of these securities.  Although the shares of the Company’s common stock continue to trade on the Pink Sheets Electronic Quotation Service (“Pink Sheets”) under the symbol “CEMJQ,” the trading prices may have little or no relationship to the actual recovery, if any, by the holders under any Bankruptcy Court-approved plan of reorganization.  The opportunity for any recovery by holders of the Company’s common stock under a plan of reorganization requires that all creditors’ claims must be met in full, with interest where due, before value can be attributed to the common stock and therefore the shares of the Company’s common stock may be cancelled without any compensation pursuant to a plan of reorganization.  Further, to the extent that there is a recovery by the Company’s common stock under the plan of reorganization, the holders of such stock will be diluted by the issuance of common stock directly or indirectly to settle creditors’ claims.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

Continuation of the Company as a going concern is contingent upon, among other things, the Company’s and/or the Debtors’ ability (i) to comply with the terms and conditions of the $450 million Amended and Restated Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “Amended DIP Credit Facility”); (ii) to obtain confirmation of a plan of reorganization under the Bankruptcy Code; (iii) to return to profitability; (iv) to generate sufficient cash flow from operations; and (v) to obtain financing sources to meet the Company's future obligations.  These matters raise substantial doubt about the Company's ability to continue as a going concern.  The Condensed Combined Financial Statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties.  Additionally, a plan of reorganization could materially change amounts reported in the Condensed Combined Financial Statements, which do not give effect to all adjustments of the carrying value of assets and liabilities that may be necessary as a consequence of completing reorganization under Chapter 11 of the Bankruptcy Code.

In addition, as part of the Company’s emergence from Chapter 11, the Company may be required to adopt fresh start accounting in a future period.  If fresh start accounting is applicable, our assets and liabilities will be recorded at fair value as of the fresh start reporting date.  The fair value of the Company’s assets and liabilities as of such fresh start reporting date may differ materially from the recorded values of assets and liabilities on Company’s Condensed Combined Balance Sheets.  Further, if fresh start accounting is required, the financial results of the Company after the application of fresh start accounting may not be comparable to historical trends.

For additional information regarding the Chapter 11 cases, please refer to Chemtura's website at www.chemtura.com or www.kccllc.net/chemtura.

PLAN OF REORGANIZATION

On June 17, 2010, the U.S. Debtors filed a proposed plan of reorganization and related disclosure statement with the Bankruptcy Court.  On July 9, 2010, July 20, 2010, August 5, 2010 and September 14, 2010, the U.S. Debtors filed revised versions of the plan of reorganization (the “Plan”) and disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court.    The Plan provides for the potential to satisfy all creditors’ claims in full (using cash, stock or a combination thereof), as well as offering value to equity holders (a pro rata share of 5% of common shares of the reorganized Company to the extent such class of holders votes to accept the Plan).

In addition to the 27 current U.S. Debtors, the Plan contemplates that Chemtura’s indirectly owned subsidiary, Chemtura Canada, has filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code and commenced ancillary recognition proceedings under Part IV of the CCAA in the Ontario Superior Court of Justice, located in Canadian Court.

The filing of Chemtura Canada under the CCAA is designed only to address the claims resulting, directly or indirectly, from alleged injury from exposure to diacetyl, acetoin and/or acetaldehyde, including all claims for indemnification or contribution relating to alleged injury from exposure to diacetyl, acetoin and/or acetaldehyde (the “Diacetyl Claims”).  As provided for in the Plan and as described in the Disclosure Statement, all holders of claims against and interests in Chemtura Canada other than holders of Diacetyl Claims will be left “unimpaired” or otherwise unaffected by Chemtura Canada’s reorganization proceedings.  The Company expects that Chemtura Canada will emerge from Chapter 11 contemporaneously with the other Debtors.  There can be no assurance that the Plan, or any other plan of reorganization, will be confirmed by the Bankruptcy Court or recognized by the Canadian Court or that any such plan will be implemented successfully.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

On July 30, 2010, the Company filed a motion with the Bankruptcy Court to approve the Company’s entering into certain exit financing documentation and a second amendment to the Amended DIP Credit Facility (the “Second Amendment”), which motion was approved on August 9, 2010.  The Second Amendment permits the Debtors to enter into the exit financing documentation (and consummate the transactions contemplated therein), including paying related fees and expenses and funding the senior notes and the senior secured term loans into escrow before confirmation of the Plan.

On August 5, 2010, the Bankruptcy Court entered orders approving the adequacy of the Disclosure Statement and approving the procedures for the Debtors to solicit and tabulate the votes on the Plan.  The Debtors began solicitation on the Plan on August 6, 2010, and the deadline for holders of claims and interests to vote on the Plan is September 9, 2010.  The Debtors filed voting certifications and reports of their Court-appointed Voting and Claims Agent, Kurtzman Carson Consultants LLC, and Securities Voting Agent, Epiq Bankruptcy Solutions LLC, on September 13 and September 14, 2010 (together, the “Voting Certifications”). As evidenced by the Voting Certifications, all voting classes voted to accept the Plan except equity holders.  The Plan will become effective only if it receives the requisite approval by creditors, is confirmed by the Bankruptcy Court and the conditions to its effectiveness as determined at confirmation have been met including the execution of exit financing.  The Plan confirmation hearing is currently scheduled to begin on September 16, 2010.  There can be no assurance that the Bankruptcy Court will confirm the Plan or that it will be implemented successfully.

Nothing contained in this Monthly Operating Report is intended to be, nor should it be construed as, a solicitation for a vote on the Plan, as filed or as it may be amended.  The Plan will become effective only if it receives the requisite approval and is approved by the Bankruptcy court, which we currently expect to occur during September 2010.  However, there can be no assurance that the Bankruptcy Court will confirm the Plan or that it will be implemented successfully.  The hearing on confirmation of the Plan is scheduled to occur on September 16, 2010.

EXIT FINANCING FACILITIES

On August 27, 2010, the Company completed a private placement offering of $455 million in aggregate principal amount of 7.875% senior notes due 2018 (the “Senior Notes”) and entered into a senior secured term facility credit agreement (the “Term Loan”) with the Bank of America, N.A., as administrative agent and other lenders party thereto for an aggregate principal amount of $295 million.  The Senior Notes and Term Loan are a part of the anticipated exit financing package pursuant to the Plan.

In accordance with certain conditions in the Senior Notes Indenture, the net proceeds of the Senior Notes offering were funded into a segregated escrow account, pursuant to the Senior Notes Escrow Agreement dated as of August 27, 2010, together with cash sufficient to fund a Special Mandatory Redemption (as defined below).  Chemtura granted the Trustee, for the benefit of the holders of the Senior Notes, a continuing security interest in, and lien on, the funds deposited into escrow to secure the obligations under the Indenture and the Senior Notes.  Upon satisfaction of the escrow conditions, including confirmation of a plan of reorganization, the funds deposited into escrow will be released to Chemtura (the “Escrow Release”).  Following the Escrow Release, Chemtura intends to use the net proceeds to make payments contemplated under the Plan and to fund Chemtura’s emergence from Chapter 11.

The escrow conditions include, among others: the confirmation of a plan of reorganization and satisfaction of all conditions precedent to effectiveness of a plan of reorganization; certain other conditions precedent regarding Chemtura’s subsidiaries, assets and cash expenditures; the absence of any continuing default or event of default under the Indenture; the satisfaction of all other conditions precedent for the release of funds under the Term Loan (as defined below) and for closing the senior asset based revolving credit facility to be entered into as part of the exit financing package; and the execution of a guarantee by each of the Future Guarantors in accordance with the Indenture.  The Indenture provides that if the escrow conditions are not satisfied by October 26, 2010 (subject to two 30-day extensions) (the “Escrow End Date”), the funds deposited into escrow will be used to redeem the Senior Notes (the “Special Mandatory Redemption”) at a price equal to the sum of 101% of the issue price of the Senior Notes plus accrued and unpaid interest including accrual of original issue discount up to, but excluding, the date of the Special Mandatory Redemption.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

In connection with the Senior Notes, the Company also entered into a Registration Rights Agreement whereby the Company agreed to use commercially reasonable efforts (i) to file, as soon as reasonably practicable after the filing of the Company’s Form 10-K for the year ended December 31, 2010, an exchange offer registration statement with the SEC; (ii) to cause such exchange offer registration statement to become effective, (iii) to consummate a registered offer to exchange the Senior Notes for new exchange notes having terms substantially identical in all material respects to the Senior Notes (except that the new exchange notes will not contain terms with respect to Additional Interest or transfer restrictions) pursuant to such exchange offer registration statement on or prior to the date that is 365 days after the Escrow Release date and (iv) under certain circumstances, to file a shelf registration statement with respect to resales of the Senior Notes.  If Chemtura does not consummate the exchange offer (or the shelf registration statement ceases to be effective or usable, if applicable) as provided in the Registration Rights Agreement, it will be required to pay additional interest with respect to the Senior Notes (“Additional Interest”), in an amount beginning at 0.25% per annum and increasing at 90-day intervals up to a maximum amount of 1.00%, until all registration defaults have been cured.

In accordance with the Term Loan Facility Agreement, the proceeds of the Term Loan were funded into a segregated escrow account, pursuant to the escrow agreement dated as of August 27, 2010 (the “Term Loan Escrow Agreement”), among Chemtura, the Administrative Agent and the Escrow Agent, together with a deposit by Chemtura of an additional amount sufficient to fund the interest expected to accrue on the Term Loan for the period from August 27, 2010 to the Escrow End Date and the amount of the arrangers’ fees and expenses, to be held in the escrow account until the date that (i) certain escrow release conditions agreed upon are satisfied or (ii) a special mandatory prepayment is required. The escrow release conditions are set forth in the Term Loan Escrow Agreement and the Term Loan Facility Agreement. Escrow funds will be released to effect a special mandatory prepayment to the Lenders under the Term Loan Facility Agreement (in an amount equal to the sum of 100% of the principal amount of the Term Loan less the original issue discount with respect thereto plus accrued and unpaid interest on the outstanding principal amount of the Term Loan) if the escrow conditions are not satisfied by the Escrow End Date (which can be extended under the Term Loan Escrow Agreement on substantially the same terms as the Notes Escrow Agreement). Amounts remaining in the Escrow Account after making such special mandatory prepayment will be released to Chemtura.

On August 11, 2010, the Company entered into a commitment letter with various lenders for a $275 million senior asset-based revolving credit facility.  The Company is currently negotiating definitive agreements relating to this facility.

On September 2, 2010, the Company filed a plan supplement (the “Plan Supplement”) with the Bankruptcy Court, as contemplated by the Plan, and on September 14, 2010, the Company filed certain supplements and amendments to the Plan Supplement.  Certain information included in this Plan Supplement, among other things, includes the composition of the new board of directors, new certificate of incorporation, new by-laws, exit financing agreements and a description of assumed and rejected executory contracts.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

3.	Debt

Borrowings of the Debtors consist of the following:

($ in millions)	August 31, 2010

6.875% Notes due 2016 [1]	$500
7.875% Senior Notes due 2018	452
7% Notes due 2009 [2]	370
Amended DIP Credit Facility	299
Term Loan	292
2007 Credit Facility	169
6.875% Debentures due 2026 [3]	150
Other borrowings	3

Total Debt	2,235

Less: Amended DIP Credit Facility	(299)
Less: 7.875% Senior Notes due 2018	(452)
Less: Term Loan	(292)
Less: Other borrowings	(3)

Total Debt Included in Liabilities Subject to Compromise	$1,189

1 Issued by Chemtura and guaranteed by all other Debtors.
2 Issued by Great Lakes Chemical Corporation and guaranteed by Chemtura Corporation.
3 Issued by Chemtura and not subject to any guarantee.

With the exception of the Amended DIP Credit Facility of $299 million the 7.875% Senior Notes of $452 million, the Term Loan of $292 million and other borrowings of $3 million, all of the foregoing debt is embedded in the liabilities subject to compromise line of the accompanying August 31, 2010 Condensed Combined Balance Sheet.

DEBTOR-IN-POSSESSION (“DIP”) CREDIT AGREEMENTS

On February 9, 2010, the Bankruptcy Court gave interim approval of the Amended DIP Credit Facility by and among the Debtors, Citibank N.A. and the other lenders party thereto (collectively the “Loan Syndicate”).  The Amended DIP Credit Facility provides for a first priority and priming secured revolving and term loan credit commitment of up to an aggregate of $450 million comprising a $300 million term loan and a $150 million revolving credit facility.  The Amended DIP Credit Facility matures on the earliest of 364 days after the closing, the effective date of a plan of reorganization or the date of termination in whole of the Commitments (as defined in the credit agreement governing the Amended DIP Credit Facility).  The proceeds of the term loan under the Amended DIP Credit Facility were used to, among other things, refinance the obligations outstanding under the previous $400 million senior secured DIP credit facility agreement (“DIP Credit Facility”) and provide working capital for general corporate purposes.  The Amended DIP Credit Facility provided a reduction in the Company’s financing costs through reductions in interest spread and avoidance of the extension fees payable under the DIP Credit Facility in February and May 2010.  The Amended DIP Credit Facility closed on February 12, 2010 with the drawing of the $300 million term loan.  On February 9, 2010, the Bankruptcy Court entered an order approving full access to the Amended DIP Credit Facility which order became final by its terms of February 18, 2010.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

The Amended DIP Credit Facility is secured by a super-priority lien on substantially all of the Company's U.S. assets, including (i) cash; (ii) accounts receivable; (iii) inventory; (iv) machinery, plant and equipment; (v) intellectual property; (vi) pledges of the equity of first tier subsidiaries; and (vii) pledges of debt and other instruments.  Availability of credit is equal to (i) the lesser of (a) the Borrowing Base (as defined below) and (b) the effective commitments under the Amended DIP Credit Facility minus (ii) the aggregate amount of the DIP loans and any undrawn or unreimbursed letters of credit.  The Borrowing Base is the sum of (i) 80% of the Debtors’ eligible accounts receivable, plus (ii) the lesser of (a) 85% of the net orderly liquidation value percentage (as defined in the Amended DIP Credit Facility) of the Debtors’ eligible inventory and (b) 75% of the cost of the Debtors’ eligible inventory, plus (iii) $275 million, less certain reserves determined in the discretion of the Administrative Agent to preserve and protect the value of the collateral.  As of August 31, 2010, extensions of credit outstanding under the Amended DIP Credit Facility consisted of the $299 million term loan (net of an original issue discount of $1 million) and letters of credit of $24 million.

On July 27, 2010, the Company entered into Amendment No. 1 of the Amended DIP Credit Facility, which provides for, among other things, the consent of the Company’s DIP lenders to (a) file a voluntary Chapter 11 petition for Chemtura Canada without resulting in a default of the Amended DIP Credit Facility and without requiring that Chemtura Canada be added as a guarantor under the Amended DIP Credit Facility; (b) make certain intercompany advances to Chemtura Canada and allow Chemtura Canada to pay intercompany obligations to Crompton Financial Holdings, (c) sell the Company’s natural sodium sulfonates and oxidized petrolatums business, (d) settle claims against BioLab, Inc. and Great Lakes Chemical Company relating to a fire that occurred at BioLab, Inc.’s warehouse in Conyers, Georgia and (e) settle claims arising under the asset purchase agreement between Chemtura Corporation and PMC Biogenix, Inc. pursuant to which the Company sold its oleochemicals business and certain related assets to PMC Biogenix, Inc.

On July 30, 2010, the Company filed a motion with the Bankruptcy Court to approve the Company’s entering into certain exit financing documentation and the Second Amendment to the Amended DIP Credit Facility, which motion was approved on August 9, 2010.  The Second Amendment permits the Debtors to enter into the exit financing documentation (and consummate the transactions contemplated therein), including paying related fees and expenses and funding the senior notes and the senior secured term loans into escrow before confirmation of the Plan.  In addition, the Second Amendment permits the Debtors, to the extent it is determined to be necessary under the circumstances, to create a wholly-owned, special purpose subsidiary of the Company for the purpose of issuing debt in respect of senior notes and/or senior secured term loans.

Borrowings under the Amended DIP Credit Facility term loan bear interest at a rate per annum equal to, at the Company’s election, (i) 3.0% plus the Base Rate (defined as the higher of (a) 3%; (b) Citibank N.A.’s published rate; or (c) the Federal Funds rate plus 0.5%) or (ii) 4.0% plus the Eurodollar Rate (defined as the higher of (a) 2% or (b) the current LIBOR rate adjusted for reserve requirements).  Borrowings under the $150 million revolving facility bear interest at a rate per annum equal to, at the Company’s election, (i) 3.25% plus the Base Rate or (ii) 4.25% plus the Eurodollar Rate.  Additionally, the Company pays an unused commitment fee of 1.0% per annum on the average daily unused portion of the revolving facilities and a letter of credit fee on the average daily balance of the maximum daily amount available to be drawn under Letters of Credit equal to the applicable margin above the Eurodollar Rate applicable for borrowings under the applicable revolving 2007 Credit Facility.

The obligations of the Company as borrower under the Amended DIP Credit Facility are guaranteed by the Company’s U.S. subsidiaries who are Debtors in the Chapter 11 cases, which, together with the Company own substantially all of the Company’s U.S. assets.  The obligations must also be guaranteed by each of the Company’s subsidiaries that become party to the Chapter 11 cases, subject to specified exceptions.

All amounts owing by the Company and the guarantors under the Amended DIP Credit Facility and certain hedging arrangements and cash management services are secured, subject to a carve-out as set forth in the Amended DIP Credit Facility (the “Carve-Out”), for professional fees and expenses (as well as other fees and expenses customarily subject to such Carve-Out), by (i) a first priority perfected pledge of (a) all notes owned by the Company and the guarantors and (b) all capital stock owned by the Company and the guarantors (subject to certain exceptions relating to their respective foreign subsidiaries) and (ii) a first priority perfected security interest in all other assets owned by the Company and the guarantors, in each case, junior only to liens as set forth in the Amended DIP Credit Facility and the Carve-Out.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

The Amended DIP Credit Facility requires the Company to meet certain financial covenants including the following: (a) minimum cumulative monthly earnings before interest, taxes, and depreciation (“EBITDA”), after certain adjustments, on a consolidated basis; (b) a maximum variance of the weekly cumulative cash flows of the Debtors, compared to an agreed upon forecast; (c) minimum borrowing availability of $20 million; and (d) maximum quarterly capital expenditures.  In addition, the Amended DIP Credit Facility, as did the DIP Credit Facility contains covenants which, among other things, limit the incurrence of additional debt, operating leases, issuance of capital stock, issuance of guarantees, liens, investments, disposition of assets, dividends, certain payments, mergers, change of business, transactions with affiliates, prepayments of debt, repurchases of stock and redemptions of certain other indebtedness and other matters customarily restricted in such agreements.  As of August 31, 2010, the Company believes that it was in compliance with the covenant requirements of the Amended DIP Credit Facility.

The Amended DIP Credit Facility contains events of default, including, among others, payment defaults and breaches of representations and warranties (such as non-compliance with covenants and the existence of a material adverse effect (as defined in the agreement)).

OTHER DEBT OBLIGATIONS

The Chapter 11 filing constituted an event of default under, or otherwise triggered repayment obligations with respect to, several of the debt instruments and agreements relating to direct and indirect financial obligations of the Debtors (collectively “Pre-petition Debt”).  All obligations under the Pre-petition Debt have become automatically and immediately due and payable.  The Debtors believe that any efforts to enforce the payment obligations under the Pre-petition Debt have been stayed as a result of the Chapter 11 cases.  Accordingly, interest accruals and payments for the unsecured Pre-petition Debt have ceased as of the petition date.  As a result of the estimated claim recoveries reflected in the Plan filed during the second quarter of 2010, the Company determined that it was probable that obligations for interest on unsecured claims would ultimately be paid.  As such, interest that had not previously been recorded since the Petition Date was recorded in the second quarter of 2010.  The amount of post-petition interest recorded during the quarter ended June 30, 2010 was $108 million which represents the cumulative amount of interest accruing for the Petition Date through June 30, 2010.

The Company has not recorded disputed claim amounts for “make-whole” payments being sought for the $500 million of 6.875% Notes Due 2016 (“2016 Notes”) and for “no-call” payments being sought for the $150 million 6.875% Debentures due 2026 (“2026 Debentures”).  While the proposed Plan filed by the Debtors contains  an estimate of $70 million for these claim amounts, this potential obligation will not be incurred from an accounting perspective until such time that the 2016 Notes and the 2026 Debentures are actually redeemed which will not occur until a plan of reorganization becomes effective.

The Pre-petition Debt as of August 31, 2010 consists of  $500 million of 2016 Notes1, $370 million of 7% Notes due July 15, 2009 (“2009 Notes”)2, $150 million 2026 Debentures3 (together with the 2016 Notes, the 2009 Notes and the 2026 Debentures, the “Notes”) and $169 million due 2010 under the 2007 Credit Facility.  Pursuant to the final order of the Bankruptcy Court approving the DIP Credit Facility, the Debtors have acknowledged the pre-petition secured indebtedness associated with the 2007 Credit Facility to be no less than $139 million (now $53 million after the “roll-up” in connection with the Company’s entry into the DIP Credit Facility).

[1]	Issued by Chemtura and guaranteed by all other Debtors.
[2]	Issued by Great Lakes Chemical Corporation and guaranteed by Chemtura Corporation.
[3]	Issued by Chemtura and not subject to any guarantee.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

The 2007 Credit Facility was guaranteed by certain U.S. subsidiaries of the Company (the “Domestic Subsidiary Guarantors”).  Pursuant to a 2007 Credit Facility covenant, the Company and the Domestic Subsidiary Guarantors were, in June of 2007, required to provide a security interest in the equity of their first tier subsidiaries (limited to 66% of the voting stock of first-tier foreign subsidiaries).  Under the terms of the indentures for the Notes, the Company was required to provide security for the Notes on an equal and ratable basis if (and for so long as) the principal amount of secured debt exceeded certain thresholds related to the Company’s assets.  The thresholds vary under each of the indentures.  In order to avoid having the Notes become equally and ratably secured with the 2007 Credit Facility obligations, the lenders agreed to limit the amount secured by the pledged equity to the maximum amount that would not require the Notes to become equally and ratably secured (the “Maximum Amount”).  In connection with the amendment and waiver agreement dated December 30, 2008, the Company and the Domestic Subsidiary Guarantors entered into a Second Amended and Restated Pledge and Security Agreement.  In addition to the prior pledge of equity granted to secure the 2007 Credit Facility obligations, the Company and the Domestic Subsidiary Guarantors granted a security interest in their inventory.  The value of this security interest continues to be limited to the Maximum Amount.

EXIT FINANCING FACILITIES

On August 27, 2010, the Company completed its private placement offering of $455 million in aggregate principal amount of 7.875% Senior Notes due 2018.  The Senior Notes were offered and sold by Chemtura in reliance on an exemption pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Senior Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Chemtura issued the Senior Notes as part of its anticipated exit financing package pursuant to its Chapter 11 plan of reorganization.  The Senior Notes mature on September 1, 2018.

From and after the date of the Escrow Release, the Senior Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by the Future Guarantors. From and after August 27, 2010, if Chemtura or any of its Restricted Subsidiaries (as defined in the Indenture) acquires or creates another wholly-owned Domestic Subsidiary (as defined in the Indenture) which is not an Excluded Subsidiary (as defined in the Indenture) that guarantees certain debt of Chemtura or of a guarantor, such newly acquired or created subsidiary will also guarantee the Senior Notes.

The Indenture provides for customary events of default which become effective after the Escrow Release.  Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately.

At any time prior to September 1, 2014, Chemtura may redeem some or all of the Senior Notes at a redemption price equal to 100% of the principal amount thereof plus a make-whole premium and accrued and unpaid interest up to, but excluding, the redemption date. Chemtura may also redeem some or all of the Senior Notes on and after September 1, 2014, at a redemption price of 103.938% of the principal amount thereof if redeemed during the twelve-month period beginning on September 1, 2014, 101.969% of the principal amount thereof if redeemed during the twelve-month period beginning on September 1, 2015, and 100% of the principal amount thereof if redeemed on or after September 1, 2016, plus any accrued and unpaid interest, and any Additional Interest (as defined below), if any, to the redemption date. In addition, prior to September 1, 2013, Chemtura may redeem up to 35% of the Senior Notes from the proceeds of certain equity offerings.  If Chemtura experiences certain changes of control specified in the Indenture, it must offer to purchase the Senior Notes at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest (as defined below), if any, up to, but excluding, the redemption date.  If Chemtura sells certain of its assets, it must offer to purchase the Senior Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest (as defined below), if any, up to, but excluding, the redemption date with the net cash proceeds from the asset sale.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

On August 27, 2010, Chemtura entered into the Senior Secured Term Facility Credit Agreement (the “Term Loan Facility Agreement”), among Chemtura, Bank of America, N.A., as administrative agent (the “Administrative Agent”), the other agents party thereto and the Initial Lenders and other Lenders party thereto. Under the Term Loan Facility Agreement, the Lenders advanced loans in an aggregate principal amount of $295 million the Term Loan, funded at 99% of such principal amount.  Chemtura entered into the Term Loan Facility Agreement as part of its anticipated exit financing package pursuant to its Plan.

The Term Loan is a six year facility and bears interest at a rate per annum which, at Chemtura’s option, can be either: (a) a base rate (the highest of (i) Bank of America, N.A.’s “prime rate,” (ii) the Federal Funds Effective Rate plus  1/2 of 1% and (iii) the one-month LIBO Rate (but not less than 1.5% per annum) plus 1.00%) plus 3.0%; or (b) the current reserve adjusted LIBO Rate (but not less than 1.5% per annum) plus 4.0%. Chemtura’s obligations under the Term Loan Facility will be secured by a first priority lien on substantially all existing and future tangible and intangible assets of Chemtura and the other guarantors of the Term Loan not constituting collateral under the $275 million senior asset-based revolving credit facility to be entered into as part of the exit financing package (the “Senior Asset-Based Collateral”), including, among other things, equipment, real property and capital stock of certain direct subsidiaries of Chemtura and the other guarantors of the Term Loan, subject to certain exceptions to be set forth in the Term Loan Facility Agreement (the “Term Loan Collateral”), and a second priority lien on the Senior Asset-Based Collateral.

Mandatory prepayments of the Term Loan are be required in connection with (i) certain issuances or incurrence of indebtedness, (ii) certain sales or casualty events of assets on which the Term Loan has a first priority security interest, subject to certain exceptions, thresholds and reinvestment rights, and (iii) annual excess cash flow in percentages and for years set forth in the Term Loan Facility Agreement.

The Term Loan contains certain affirmative and negative covenants along with financial covenants limited to (i) maximum secured leverage ratio (the ratio of secured indebtedness for borrowed money (subject to specified exceptions) to EBITDA) and (ii) minimum interest coverage ratio, in each case as those terms are defined in the Term Loan Facility Agreement.

The Term Loan contains certain events of default (applicable to Chemtura, the guarantors and their respective subsidiaries), including nonpayment of principal, interest, fees or other amounts, violation of covenants, material inaccuracy of representations and warranties, cross-default to material indebtedness, certain events of bankruptcy and insolvency, material judgments, certain ERISA events, a change in control, and actual or asserted invalidity of liens or guarantees or any collateral document, in certain cases subject to the threshold amounts and grace periods set forth in the Term Loan Facility Agreement.

4.	Reorganization Items, Net

Reorganization items, net in August 2010 primarily consist of professional fees associated with the Chapter 11 cases and impact of negotiated claim settlements for which Bankruptcy Court approval has been obtained or requested.

In re	Chemtura Corporation, et al.,	Case No. (Jointly Administered)	09-11233 (REG)
	Debtor	Reporting Period:	August 31, 2010

SCHEDULE OF DISBURSEMENTS
($in Millions)

Time Period:
8/1/10 - 8/31/10

Debtor	Case Number	Disbursements
AQUA CLEAR INDUSTRIES, LLC,	09-11231	$-
CHEMTURA CORPORATION	09-11233	$141
A&M CLEANING PRODUCTS, LLC	09-11234	$-
ASCK, INC.	09-11235	$-
ASEPSIS, INC.	09-11236	$-
BIOLAB COMPANY STORE, LLC	09-11237	$-
BIOLAB FRANCHISE COMPANY, LLC	09-11238	$-
BIO-LAB, INC.	09-11239	$20
BIOLAB TEXTILE ADDITIVES, LLC	09-11240	$-
CNK CHEMICAL REALTY CORPORATION	09-11241	$-
CROMPTON COLORS INCORPORATED	09-11242	$-
CROMPTON HOLDING CORPORATION	09-11244	$-
CROMPTON MONOCHEM, INC.	09-11245	$-
GLCC LAUREL, LLC	09-11246	$2
GREAT LAKES CHEMICAL CORPORATION	09-11247	$27
GREAT LAKES CHEMICAL GLOBAL, INC.	09-11249	$-
GT SEED TREATMENT, INC.	09-11250	$-
HOMECARE LABS, INC.	09-11251	$-
ISCI, INC.	09-11252	$-
KEM MANUFACTURING CORPORATION	09-11253	$-
LAUREL INDUSTRIES HOLDINGS, INC.	09-11254	$-
MONOCHEM, INC.	09-11255	$-
NAUGATUCK TREATMENT COMPANY	09-11256	$-
RECREATIONAL WATER PRODUCTS, INC.	09-11257	$-
UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	09-11258	$-
WEBER CITY ROAD, LLC	09-11259	$-
WRL OF INDIANA, INC.	09-11260	$-
CHEMTURA CANADA CO/CIE *	09-11261	$12

* Only includes disbursements for Chemtura Canada made on or after August 9, 2010, which is the date of their filing for voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

In re	Chemtura Corporation, et al.,	Case No. (Jointly Administered)	09-11233 (REG)
	Debtor	Reporting Period:	August 31, 2010

DEBTOR QUESTIONNAIRE

	Must be completed each month. If the answer to any of the questions is “Yes”, provide a detailed explanation of each item. Attach additional sheets if necessary.	Yes	No
1	Have any assets been sold or transferred outside the normal course of business this reporting period?		X
2	Have any funds been disbursed from any account other than a debtor in possession account this reporting period?		X
3	Is the Debtor delinquent in the timely filing of any post-petition tax returns?		X
4	Are workers compensation, general liability or other necessary insurance coverages expired or cancelled, or has the debtor received notice of expiration or cancellation of such policies?		X *
5	Is the Debtor delinquent in paying any insurance premium payment?		X
6	Have any payments been made on pre-petition liabilities this reporting period?	X
7	Are any post petition receivables (accounts, notes or loans) due from related parties?	X
8	Are any post petition payroll taxes past due?		X
9	Are any post petition State or Federal income taxes past due?		X
10	Are any post petition real estate taxes past due?		X *
11	Are any other post petition taxes past due?		X
12	Have any pre-petition taxes been paid during this reporting period?	X
13	Are any amounts owed to post petition creditors delinquent?		X *
14	Are any wage payments past due?		X *
15	Have any post petition loans been received by the Debtor from any party?	X
16	Is the Debtor delinquent in paying any U.S. Trustee fees?		X
17	Is the Debtor delinquent with any court ordered payments to attorneys or other professionals?		X
18	Have the owners or shareholders received any compensation outside of the normal course of business?		X

Explanations to Questions Answered “Yes”
6.	Pre-petition payments have been made pursuant to certain Bankruptcy Court approved court orders for taxes, and critical vendors.

7.	The Debtors have intercompany trade receivables due from non-filing affiliates.

12.	Pre-petition tax payments have been made pursuant to certain Bankruptcy Court approved court orders.

15.
The Company obtained exit financing in the form of the Senior Notes and Term Loan . The net proceeds of the Senior Notes offering and Term Loan were funded into a segregated escrow account until the Plan is confirmed by the Bankruptcy Court and certain other conditions are satisfied.

Explanations to Questions Answered “No *”
4.
The Debtors have received certain notices, as required by Connecticut insurance regulations, with respect to possible changes in terms and conditions for polices renewing effective October 15, 2010.  The Debtors are working to implement the renewal of such policies on commercially acceptable terms and conditions.

10.
The Debtors are required under certain of their leases to pay a share of the real estate taxes on the property.   The payment is made by reimbursing the landlord for such amounts paid by the landlord after receiving an invoice.  Debtors have reimbursed their landlords for all post-petition amounts for which they have been billed.

13.	Answer does not include amounts that may be past due as a result of a continued investigation regarding discrepancies on price or quantity.

14.	No post-petition wage payments are past due. Certain pre-petition wage payments, subject to certain Bankruptcy Code and Bankruptcy Court limitations, remain past due.